Exhibit H(51)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between MML Investment Advisers, LLC, a Delaware limited liability company (the “Manager”), and MML Series Investment Fund, a Massachusetts business trust (the “Trust”), effective as of the 24th day of April, 2026.

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MML VIP American Century Small Company Value Fund, MML VIP American Funds 80/20 Allocation Fund, MML VIP Invesco Global Fund, MML VIP Invesco Main Street Equity Fund, MML VIP Loomis Sayles Large Cap Growth Fund, MML VIP MFS® International Equity Fund, MML VIP T. Rowe Price Equity Income Fund, MML VIP T. Rowe Price Mid Cap Growth Fund, and MML VIP Wellington Small Cap Growth Equity Fund (each a “Fund” and together, the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the SEC as such under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements; and

WHEREAS, upon mutual consent of the Board of Trustees of the Trust on behalf of the applicable Fund and the Manager, this Agreement supersedes and replaces, with respect to the MML VIP American Century Small Company Value Fund, MML VIP Invesco Global Fund, MML VIP Loomis Sayles Large Cap Growth Fund, MML VIP T. Rowe Price Equity Income Fund, and MML VIP Wellington Small Cap Growth Equity Fund, the Expense Limitation Agreement dated April 25, 2025, and with respect to the MML VIP Invesco Main Street Equity Fund, MML VIP MFS International Equity Fund, and MML VIP T. Rowe Price Mid Cap Growth Fund, the expense limitation agreement dated November 14, 2025;

NOW THEREFORE, the Trust and the Manager hereby agree as follows and this agreement can only be terminated by mutual consent of the Board of Trustees of the Trust on behalf of a Fund and the Manager:

(i)	The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2027, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MML VIP American Century Small Company Value Fund

Expense
Cap
Class II shares	0.99%
Service Class I shares	1.24%

MML VIP American Funds 80/20 Allocation Fund

Expense
Cap
Service Class I shares	0.82%

MML VIP MFS International Equity Fund

Expense
Cap
Class II shares	0.93%
Service Class I shares	1.18%

MML VIP Loomis Sayles Large Cap Growth Fund

Expense
Cap
Initial Class shares	0.70%
Service Class shares	0.95%

MML VIP T. Rowe Price Equity Income Fund

Expense
Cap
Initial Class shares	0.80%
Service Class shares	1.05%

MML VIP Wellington Small Cap Growth Equity Fund

Expense
Cap
Initial Class shares	1.05%
Service Class shares	1.30%

(ii)	The Manager agrees to cap the fees and expenses of each Fund (other than extraordinary legal and other expenses, Acquired Fund Fees and Expenses, interest expense, expenses related to borrowings, securities lending, leverage, taxes, and brokerage, short sale dividend and loan expense, or other non-recurring or unusual expenses such as organizational expenses and shareholder meeting expenses, as applicable) through April 30, 2028, to the extent that Total Annual Fund Operating Expenses after Expense Reimbursement would otherwise exceed the following amounts:

MML VIP Invesco Global Fund

Expense
Cap
Class I shares	0.81%
Class II shares	0.81%
Service Class I shares	1.06%

MML VIP Invesco Main Street Equity Fund

Expense
Cap
Class II shares	0.80%
Service Class I shares	1.05%

MML VIP T. Rowe Price Mid Cap Growth Fund

Expense
Cap
Initial Class shares	0.83%
Service Class shares	1.08%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 23rd day of April, 2026.

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Douglas Steele, President

MML SERIES INVESTMENT FUND on behalf of each of the Funds

By:	/s/ Renée Hitchcock
Renée Hitchcock, CFO and Treasurer